SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Sequa Corporation

(Name of Registrant as Specified In Its Charter)

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SEQUA CORPORATION

200 PARK AVENUE
NEW YORK, NEW YORK 10166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 13, 2004

      The annual meeting of stockholders of SEQUA CORPORATION (the “Company”) will be held on the 11th floor, 270 Park Avenue, New York, New York, on Thursday, May 13, 2004, at 11 a.m., for the following purposes:

1.	To elect directors (See Item 1);

2.	To consider and act upon a proposal to approve the 2003 Six Sigma Restricted Stock Plan (See Item 2);

3.	To consider and act upon a proposal to approve the 2003 Directors Stock Award Plan (See Item 3);

4.	To ratify the appointment of Ernst & Young LLP, as independent auditors of the Company for the 2004 fiscal year (See Item 4); and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on March 18, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company’s address set forth above.

By order of the Board of Directors,

Diane C. Bunt
Secretary

New York, N.Y.

March 30, 2004

IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE. NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD. THANK YOU FOR ACTING PROMPTLY.

SEQUA CORPORATION

200 PARK AVENUE
NEW YORK, NEW YORK 10166

ANNUAL MEETING OF STOCKHOLDERS
May 13, 2004

PROXY STATEMENT

PERSONS MAKING THE SOLICITATION

      The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 2004, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company’s shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence on or about March 30, 2004.

VOTING SECURITIES AND OWNERSHIP THEREOF

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Only stockholders of record at the close of business on March 18, 2004, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 7,110,834 shares of the Company’s Class A Common Stock, no par value (“Class A Common Stock”); 3,329,780 shares of the Company’s Class B Common Stock, no par value (“Class B Common Stock”); and 412,815 shares of the Company’s $5.00 Cumulative Convertible Preferred Stock, par value $1.00 per share (“Preferred Stock”), which constitute the only outstanding voting securities. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, and each share of Preferred Stock is convertible at any time into 1.322 shares of Class A Common Stock, subject to certain adjustments. Each share of Class A Common Stock and each share of Preferred Stock have one vote and, with respect to all matters to come before the meeting, will vote with the Class B Common Stock, which has ten votes per share. The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting power of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted in determining the existence of a quorum. Proxies marked (i) as abstentions, or (ii) to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote. Directors shall be elected by a plurality of votes cast (Item 1). Under New York Stock Exchange (“NYSE”) rules, brokers may not vote shares on the proposals to approve the 2003 Six Sigma Restricted Stock Plan (Item 2) or the 2003 Directors Stock Award Plan (Item 3) without specific instructions on the proposals from their customers. Approval of Items 2 and 3 must be by a majority of votes cast at the meeting, provided that the total value represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. The affirmative vote of the holders of shares of stock representing a majority of the combined voting power of all eligible classes of stock present or represented at the meeting is required for approval of Item 4. Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board of Directors of the Company named here; in favor of the 2003 Six Sigma Restricted Stock Plan; in favor of the 2003 Directors Stock Award Plan; and in favor of the ratification of Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year. All proxies will be voted as specified. Votes are counted preliminarily by the Company’s transfer agent through its automated system and, finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

      The table below sets forth information with respect to any person (other than the Company’s directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company’s outstanding voting securities as of March 1, 2004. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

	Number of Shares		Percent of
	of Class A	Percent of	Aggregate
Name and Address	Common Stock	Class	Voting Power

Gabelli Funds, Inc.	1,535,810 (1)	21.60 (1)	3.76 (1)
(and affiliates) One Corporate Center Rye NY 10580-1434
Sequa Corporation Master Trust	544,800 (2)	7.66	1.33
(for participating pension plans) c/o The Bank of New York (as Master Trustee) One Wall Street New York, NY 10286

Number of
	Shares		Percent of
	of Class B	Percent of	Aggregate
Name and Address	Common Stock	Class	Voting Power

Gabelli Funds, Inc.	1,097,128 (1)	32.95 (1)	26.88 (1)
(and affiliates)
One Corporate Center
Rye, NY 10580-1434

	Number of Shares		Percent of
	of	Percent of	Aggregate
Name and Address	Preferred Stock	Class	Voting Power

Gabelli Funds, Inc.	184,450(1)	44.68 (1)	(3)
(and affiliates) One Corporate Center Rye, NY 10580-1434
Forest Investment Management LLC	24,200(4)	5.9	(3)
(and affiliates)
53 Forest Avenue
Old Greenwich, CT 06870

(1)	Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the “Gabelli Companies”) own beneficially portions of all classes of the Company’s stock. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies’ holdings of Class A Common Stock, Class B Common Stock (if converted into Class A Common Stock) and Preferred Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,883,199 shares of Class A Common Stock, or 34.09 percent of that class. This would represent 9.3 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies’ stock) in all classes. If no conversions were done, the total current holdings of all three classes of stock by the Gabelli Companies gives them 31.10 percent of the aggregate voting power of all Company stock. Of the Preferred Stock, the Gabelli Companies have no voting power with respect to 2,400 shares. The Gabelli Convertible and Income Securities Funds Inc. has no dispositive power and sole voting power with respect to 30,000 shares of Preferred Stock. In connection with their shares of Class B Common Stock, the Gabelli Companies have no voting power with respect to 222,500 shares. The data as to holdings of the Gabelli Companies is based on their most recent filings made with the Securities and Exchange Commission (Class A Common Stock — April 25, 2001; Class B Common Stock — February 26, 2002; Preferred Stock — June 12, 2003).

(2)	All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the “Trust”) are voted by the Trust’s Investment Committee, composed of certain officers of the Company. Such committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

(3)	Less than 1%.

(4)	Forest Investment Management LLC, Forest Partners II, L.P., Michael A. Boyd, Inc. and Michael A. Boyd (together, “Forest”) has shared dispositive power over 24,200 shares of Preferred Stock and shared voting power over 23,300 shares of Preferred Stock. Forest disclaims beneficial ownership of such securities.

Security Ownership by Management

      The following table provides information as to the Company’s voting securities beneficially owned as of March 1, 2004, by the Company’s directors, the named executive officers of the Company and by all such directors and executive officers as a group. None of the Company’s executive officers or directors is the beneficial owner of any Preferred Stock (with the exception of 1,000 shares owned by a trust in which the children of an executive officer have a partial remainder interest, and as to which the executive officer, who is the trustee, disclaims beneficial ownership). Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

					Number of		Percent of
					Shares of	Percent	Aggregate
	Number of Shares of Class A		Percent of		Class B	of	Voting
Name	Common Stock		Class		Common Stock	Class	Power

Norman E. Alexander	2,164,228	(a)(b)(c)(d)	30.44		1,944,744 (e)	58.40	52.94
Edward E. Barr	953		(f	)	None	—	(f	)
Leon Black	5,011		(f	)	None	—	(f	)
Gerard M. Dombek	12		(f	)	None	—	(f	)
Alvin Dworman	6,591		(f	)	None	—	(f	)
Robert F. Ellis	3,500		(f	)	None	—	(f	)
David S. Gottesman	10,869		(f	)	None	—	(f	)
Richard S. LeFrak	7,076		(f	)	500	(f )	(f	)
Howard M. Leitner	5,929	(a)(c)(d)	(f	)	None	—	(f	)
John J. Quicke	21,162	(d)(g)	(f	)	None	—	(f	)
R. Scott Schafler	200		(f	)	None	—	(f	)
Michael I. Sovern	1,200		(f	)	None	—	(f	)
Fred R. Sullivan	6,896	(h)	(f	)	648 (h)	(f )	(f	)
Gerald Tsai, Jr.	700		(f	)	None	—	(f	)
Martin Weinstein	29,439	(a)(d)	(f	)	None	—	(f	)
All executive officers and directors as a group (16 persons)	2,265,623	(a)(b)(c)(d)	31.76		1,945,892 (d)	58.44	53.19

(a)	Includes certain shares held for the benefit of the named executive officer in the Company’s 401(k) Plan.

(b)	Includes 110,415 shares of Class A Common Stock owned by the Norman E. Alexander Family Foundation, as to which Mr. Alexander disclaims beneficial ownership.

(c)	Does not include shares held by the Sequa Corporation Master Trust (see “Security Ownership by Certain Beneficial Owners,” above), of which Messrs. Alexander and Leitner are members of the Investment Committee.

(d)	Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this Proxy Statement, of stock options by Mr. Quicke — 5,000; Dr. Weinstein — 7,500; Mr. Leitner — 5,000; Mr. Ellis — 3,500; and by all executive officers as a group — 22,166.

(e)	Includes 148,552 shares of Class B Common Stock held in a grantor retained annuity trust, the trustees of which are Mr. Alexander’s adult children.

(f)	Less than 1%.

(g)	Includes 1,000 shares of Class A Common Stock owned by minor children of Mr. Quicke or by trusts for the benefit of the minor children, as to which he disclaims beneficial ownership.

(h)	Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is required to report to the Securities and Exchange Commission (the “SEC”) by a specified date his or her beneficial ownership of, or transactions in, the Company’s securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the SEC on a timely basis during or with respect to 2003.

Item 1.

ELECTION OF DIRECTORS

Directors

      At the meeting, 11 directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In the event that any of the nominees for director should become unavailable for any reason, an event not now anticipated, it is intended that the shares represented by proxies will be voted for such nominees as may be nominated by the Board of Directors, unless the number of directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a director. Each of the nominees, except for Mr. Edward E. Barr, has previously been elected by the stockholders. Mr. Barr’s candidacy to the Board of Directors was recommended to the Nominating Committee for consideration by the Chairman and Chief Executive Officer of the Company. Mr. Leon Black has decided not to stand for re-election.

Name and Age	Present Occupation and Other Information

Norman E. Alexander Age 89	Chairman of the Board and Chief Executive Officer of the Company since 1975. Served as President and Chief Executive Officer from 1957 to 1975 and as President from 1982 to 1983. Has been a director of the Company since 1957 and is a member of the Executive Committee. May be deemed to be a control person of the Company (see “Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management — Security Ownership by Management”).

Edward E. Barr Age 67	Chairman of the board of United Water Resources; retired (January 2003) Chairman of Sun Chemical Group B.V., the holding company of Sun Chemical Corporation. President of Sun Chemical Corporation from 1975 to 1982 and from 1987 to 1998. Chief Executive Officer and Partner of Courtaulds plc from 1982 to 1987. Trustee of Northwestern Mutual Life Insurance Company; Director of Kodak Polychrome Graphics; Director of Noosh, Inc., an Internet-based strategic sourcing company; Director, of Smith Investment Company, a diversified company which, through its wholly owned subsidiaries, is involved in multicolor printing and related services and commercial warehousing, trucking and packaging, from May 2003 to present. From 1985 to 1987, chaired the New Jersey Commission on Science and Technology; from 1976 to 1985, member of the New Jersey Board of Higher Education and served as its chairman from 1978 to 1981. Has been a director of the Company since October 2003 and is a member of the Compensation Committee.

Alvin Dworman Age 78	Chairman, The ADCO Group (a financial services, merchant banking and real estate company) since 1981. Has been a director of the Company since 1987 and is a member of the Audit Committee and the Executive Committee.

David S. Gottesman Age 77	Senior Managing Director, First Manhattan Co. (an investment management company) since 1964; Director, Berkshire Hathaway, Inc. since November 2003. Has been a director of the Company since 1982 and is Chairman of the Nominating Committee.

Richard S. LeFrak Age 58	President, Lefrak Organization, Inc. (a diversified, privately held company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production) since 1975. Has been a director of the Company since 1986 and is a member of the Compensation Committee.

John J. Quicke Age 54	Vice Chairman and Executive Officer of the Company effective March 2004. Served as President and Chief Operating Officer of the Company from 1993 to 2004; from 1992 to 1993 served as Senior Executive Vice President, Operations, of the Company; from 1991 to 1992, served as Vice President, Financial Services of the Company; from 1987 to 1991, served as Vice President, Financial Projects of the Company. Held various offices and positions in Chromalloy American Corporation (which became a subsidiary of the Company in 1986) from 1979 to 1987. Has been a director of the Company since 1993 and is a member of the Executive Committee.

R. Scott Schafler Age 53	President of Cortec Group, Inc. (a New York-based buyout group specializing in acquisition, operation and growth of middle market manufacturing companies) since 1984. Has been a director of the Company since 2002 and is Chairman of the Compensation Committee.

Michael I. Sovern Age 72	Chancellor Kent Professor of Law and President Emeritus of Columbia University since 1993; President of Columbia University from 1980 to 1993; President of the Shubert Foundation since 1996. Chairman of Sotheby’s Holdings, Inc. (an art auction house) since 2000. Also a director of the American Academy in Rome, the Asian Cultural Council, the Atlantic Philanthropies, Comcast Corporation, The Freedom Forum Newseum, the Japan Society, the Shubert Organization and WNET/ Thirteen. Served as Advisor to the Board of Directors of the Company from 1990 to May 1996. Was a director of the Company from May 1996 to November 2000 and has been a director from December 2001 to present, and is a member of the Nominating Committee.

Fred R. Sullivan Age 89	Manager, FRS Capital Company, LLC. Served as Chairman of the Board and Chief Executive Officer, Richton International Corporation (a diversified service company) from 1989 to 2001. From 1987 to 1991, served as Chairman of the Board and President, Interim Systems Corporation (a temporary personnel and health care service company). From 1971 to 1988, served as Chairman of the Board and President, Kidde, Inc. (a multi-market manufacturing and service company). Has been a director of the Company since 1962 and is a member of the Audit Committee.

Gerald Tsai, Jr Age 75	Private investor. From 1993 to 1997, served as Chairman, President and Chief Executive Officer, Delta Life Corporation; private investor from 1991 to 1993; Chairman of the Executive Committee of the Board of Directors, Primerica Corporation from 1988 to 1991; from 1987 to 1988, was Chairman and Chief Executive Officer of Primerica; and from 1982 to 1987, held several other offices at Primerica. Also a director of Triarc Companies, Inc., United Rentals, Inc. (an equipment rentals company), Zenith National Insurance Corp. (an insurance company) and Apollo Capital Corporation (a closed-end, non-diversified management investment company). Also an Honorary Trustee of Boston University, Mount Sinai-NYU Medical Center and NYU School of Medicine Foundation. Has been a director of the Company since 1976 and is Chairman of the Audit Committee.

Martin Weinstein Age 68	Vice Chairman and Executive Officer of the Company effective March 2004. Served as Executive Vice President, Chromalloy Gas Turbine Operations of the Company from 1999 to 2004; from 1988 to 1999, served as Senior Vice President, Gas Turbine Operations of the Company; from 1987 to 1988, served as Vice President, Gas

Turbine Operations of the Company. Chairman and Chief Executive Officer of Chromalloy Gas Turbine Corporation, a wholly-owned subsidiary of the Company, since 1988. Held various positions in Chromalloy American Corporation (which became a subsidiary of the Company in 1986) from 1968 to 1987. Has been a director of the Company since 1999 and is a member of the Executive Committee.

      During 2003 the Company’s Board of Directors held nine regularly scheduled meetings. All of the directors then in office, except for Mr. Black, attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they are members.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

Committees of the Board of Directors

      The Company’s standing committees are Executive, Audit, Compensation and Nominating.

Executive Committee

      The Executive Committee currently has four members — Messrs. Alexander, Dworman, Quicke and Weinstein. The Executive Committee acts in place of the full Board of Directors between meetings, evaluates a variety of projects of the Company and makes recommendations to the Board. The Executive Committee met three times during 2003 and acted 8 times by unanimous written consent.

Audit Committee

      The Audit Committee currently has three members — Messrs. Tsai (Chairman), Dworman and Sullivan, each of whom meets the standards of independence set forth in the New York Stock Exchange listing standards and applicable federal securities laws. The Audit Committee’s duties and responsibilities are fully described in the Audit Committee Charter, which is attached to this proxy statement as Appendix A. The Audit Committee met six times during 2003.

Compensation Committee

      The Compensation Committee currently has three members — Messrs. Schafler (Chairman), LeFrak and Barr. The Compensation Committee recommends to the Board of Directors the compensation arrangements for directors and officers. The Compensation Committee held two meetings during 2003.

Nominating Committee

      The Nominating Committee is currently composed of two members — Messrs. Gottesman (Chairman) and Sovern. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. The Nominating Committee does not currently have a written charter, but is considering this issue and will be making a recommendation to the Board in due course. The Nominating Committee held one meeting during 2003.

General Information on the Board of Directors

      Stockholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management directors or with a specific Board member, by writing to the Board (or the Non-Management Directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Diane C. Bunt, Corporate Secretary, Sequa Corporation, 200 Park Avenue, New York, New York 10166. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The Non-management Directors are: Messrs. Barr, Black, Dworman, Gottesman, LeFrak, Schafler, Sovern, Tsai and Sullivan. Correspondence addressed to the non-management directors as a group, or to a specific Board member, will be forwarded to them as soon as practicable. From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Any changes in this process will be posted to the Corporate Governance section of the Company’s website.

Controlled Company Exemption

      Under the rules of the NYSE, listed companies, like Sequa, that have a controlling shareholder are not required to comply with certain of the corporate governance rules of the NYSE. Because Mr. Alexander holds more than 50% of the voting power of the Company, Sequa is a controlled company within the meaning of the rules of the NYSE. The Company has determined to avail itself of all of the exemptions for controlled companies under the NYSE listing standards.

Independence of Directors; Financial Expert

      The Board has established guidelines to assist it in making a determination of the independence of directors. The Corporate Governance Guidelines of the Company include all elements of the NYSE listing standards with respect to director independence and can be found on the Company’s website at http://www.sequa.com. Based on these guidelines, the Board of Directors, at its meeting held on February 26, 2004 has determined that all directors other than Messrs. Alexander, Quicke and Weinstein, who are officers of Sequa, are independent.

      Sequa is required to have an audit committee composed solely of independent directors. The Board of Directors is required under the NYSE rules to affirmatively determine the independence of each director on the Audit Committee and to disclose such determination in the proxy statement for each annual meeting of stockholders of the Company. The Board has determined that each member of the Audit Committee is “independent” not only under the NYSE rules but also within the definition contained in a final rule of the Securities and Exchange Commission (SEC). Furthermore, the Board of Directors has determined that all of the members of the Audit Committee, Messrs. Tsai, Dworman and Sullivan are, “audit committee financial experts” within the definition contained in a final rule adopted by the SEC. The Board has determined that Mr. Dworman’s extensive experience as the controlling stockholder of several public entities, as well as his experience as chairman of a financial services, merchant banking and real estate company and controlling stockholder of numerous other private entities qualifies him as an “expert”.

Executive Sessions; Attendance

      In compliance with requirements of the NYSE, the non-management directors of the Board will meet in executive session in 2004. The Board has currently scheduled two such meetings for 2004, but will hold additional executive sessions if circumstances deem it advisable or necessary. If any of our non-management directors were to fail to meet the NYSE’s criteria for independence, then our independent directors would meet separately at least once a year in accordance with the rules of the NYSE. There is no designated lead director of the Company; the presiding director at each executive session rotates among the non-management directors in alphabetical order. The Company does not currently have a formal policy regarding director attendance at the Annual Meeting of Stockholders. It is, however, expected that directors will be in attendance, absent compelling circumstances. At the 2003 Annual Meeting of Stockholders, 10 of 11 directors were in attendance.

Compensation of Directors

      Each non-employee director of the Company received an annual retainer of $35,000 for 2003 and $1,000 for each board meeting and committee meeting attended. Beginning in 2004, and subject to the approval by the stockholders of the 2003 Directors’ Stock Award Plan, each non-employee director also is awarded an annual grant of restricted Class A Common Stock equivalent in value to $10,000 on the date of the award. Details are set forth under Item 3 of this proxy statement. Each director who is not an employee of the Company may elect to participate in the 1998 Directors’ Stock Compensation Plan, whereby the participating director receives his annual retainer and meeting fees in the form of restricted shares of the Company’s Class A Common Stock, in lieu of cash. The non-employee member of the Executive Committee receives an additional annual fee of $7,500. The members of the Audit Committee receive an annual fee of $5,000; the Chairman of the Audit Committee receives $7,500 per annum. Each member of the Compensation Committee and the Nominating Committee receives an annual fee of $2,500. The Company also reimburses its non-employee directors for travel, lodging and related expenses they may incur in attending board and committee meetings.

Corporate Governance

      The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and the NYSE, and implement other corporate governance practices we believe are in the best interests of the Company and the stockholders.

      Corporate Governance Guidelines. The Board has approved the Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at http://www.sequa.com, and to any stockholder requesting a copy in the manner set forth below under “Additional Information”. They cover director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, and performance evaluation of the Board.

      Ethics and Code of Business Conduct. The Company has adopted a Code of Business Conduct (the “Code of Conduct”) which is available in its entirety on the Company’s website at http://www.sequa.com and to any stockholder requesting a copy in the manner set forth below under “Additional Information”. All Company employees, officers, and directors, including the Chairman and Chief Executive Officer and the Senior Vice President, Finance (the chief financial officer), are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will be filed with the SEC in accordance with applicable rules and regulations or will be made available through the Company’s website.

      The Company has confidential hotlines through which employees may report concerns about the Company’s business practices. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding auditing or accounting matters.

Certain Relationships and Related Transactions

      Alex Alexander, brother of Norman E. Alexander (Chairman, Chief Executive Officer and a director of the Company), is available to perform sales and marketing services for After Six, Inc. (a subsidiary of the Company). He is compensated at an annual rate of $86,635 plus certain employee benefits. This arrangement commenced in 1994, and the aggregate cost to the Company of such payments and benefits in 2003 was $100,595.

      The Sequa Corporation Master Trust for participating pension plans (the “Trust”) is a limited partner in Apollo Investment Funds, L.P., of which Mr. Leon Black, a director of the Company, is a general partner. The Trust has committed an aggregate of $12.5 million to these funds, approximately 91.1% of which had been invested by December 31, 2003. The balance could be called by Apollo Investment Funds, L. P. for investment during 2004 or thereafter. The Trust’s capital contributions to date and unfunded commitments represent approximately 3.8% of the total assets of the Trust.

      The Trust is a limited partner in Cortec Group Fund II, L.P. of which Mr. R. Scott Schafler, a director of the Company, is a principal. The Trust has committed an aggregate of $2 million to this fund, all of which had been invested by December 31, 2003. The Trust’s capital contributions to date represent less than 1% of the total assets of the Trust.

Legal Proceedings

      Mr. Schafler is the Managing Member of Cortec Management (II), L.L.C., which is the managing general partner of Cortec Group Fund II, L.P., an investment limited partnership. On February 4, 2002, New Decor Holdings, Inc. and its wholly-owned subsidiary Decor Gravure Corporation, portfolio investments of Cortec Group Fund II, L.P., for which Mr. Schafler served as a director and/or executive officer until October 2001, filed voluntary petitions under Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 1101 et seq.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid for services rendered in all capacities to the Company and its subsidiaries with respect to 2003, 2002 and 2001 to the Chief Executive Officer of the Company and to the next four most highly compensated executive officers.

						Long Term
						Compensation
		Annual Compensation
						Awards
					Other Annual	Securities	All Other
					Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)		Bonus($)(1)	($)	Options/SARs(#)	($)(2)

Norman E. Alexander	2003	$1,499,984		$588,600	—	35,000	$5,000
Chairman and Chief	2002	1,442,255		1,183,532	—	—	—
Executive Officer	2001	1,400,748		—	—	—	5,100
John J. Quicke	2003	663,518		485,000	—	25,000	7,318
Vice Chairman and	2002	636,583		479,890	—	—	1,370
Executive Officer(3)	2001	615,435		—	—	—	6,234
Martin Weinstein	2003	628,714		76,100	—	25,000	6,000
Vice Chairman and	2002	618,789		340,433	—	—	—
Executive Officer(3)	2001	539,297	(4)	239,275	—	—	5,100
Howard M. Leitner	2003	286,979		86,600	—	6,000	6,647
Senior Vice President,	2002	275,905		174,190	—	—	622
Finance	2001	267,704		—	—	—	5,556
Gerard M. Dombek	2003	284,231		241,900	—	10,000	6,641
Senior Vice President,	2002	270,577		203,963	—	—	4,092
Metal Coating(5)	2001	262,500		165,110	—	—	5,100
Robert F. Ellis	2003	277,100		279,240	—	10,000	82,658
Senior Vice President,	2002	240,480		237,197	—	—	71,735
Specialty Chemicals(6)	2001	216,150		111,950	—	—	48,582

(1)	Bonuses are paid in the first quarter of the year following the year with respect to which they have been earned (i.e., bonuses earned with respect to 2003 are paid in the first quarter of 2004; these bonuses are reported in the Summary Compensation Table, above, on the 2003 Bonus line).

(2)	These amounts consist of a matching contribution by the Company under the respective 401(k) Plan in which each executive officer participates (for 2003, Messrs. Quicke, Weinstein, Leitner and Dombek $6,000, Mr. Alexander — $5,000; for 2001, $5,100 for each named executive officer except Mr. Ellis for those years). In 2002, as part of a cost containment program, the matching contribution by the Company to the Sequa 401(k) Plan was suspended for part of the year. Also included are the following amounts paid by the Company for executive term life insurance: (i) Mr. Quicke — $1,318, $1,370, and $1,134, in 2003, 2002, and 2001, respectively, (ii) Mr. Leitner — $647, $622 and $456 in 2003, 2002 and 2001, respectively, and (iii) Mr. Dombek — $641 and $611 in 2003 and 2002, respectively. The amounts listed for Mr. Ellis consist of employer pension contributions, which in the U.K. are taxable benefits to the employee in the year the contribution is made.

(3)	Mr. Quicke and Dr. Weinstein were promoted to the position of Vice Chairman and Executive Officer on March 25, 2004.

(4)	As part of a cost containment program instituted at Chromalloy Gas Turbine Corporation from September through December 2001, all salaried personnel at Chromalloy Gas Turbine and its subsidiaries above a certain compensation level accepted a temporary reduction in pay. For Dr. Weinstein, the reduction was 20% of his salary.

(5)	Mr. Dombek was named an executive officer on February 27, 2003.

(6)	Mr. Ellis was named an executive officer on February 27, 2003. Mr. Ellis’ compensation is payable in £s. For the purpose of presentation in this proxy statement, Mr. Ellis’ bonuses were converted as follows: 2003 bonus of £153,000 was converted to US dollars at an exchange rate of 1.825; 2002 bonus of £144,000 was converted to US dollars at an exchange rate of 1.6472; and 2001 bonus of £79,350 was converted to US dollars at an exchange rate of 1.4108. All other compensation data for Mr. Ellis is presented using average exchange rates of £s to US$ for the applicable calendar year.

Options/ SAR Grants in Last Fiscal Year

      The following table sets forth all stock options granted to each of the named executive officers during 2003. There are no SARs. All option grants are for Class A Common Stock.

	Individual Grants

		Percent of
		Total
	Number of	Options
	Securities	Granted to			Grant Date
	Underlying Options	Employees in	Exercise or Base		Present Value
	Granted(#)(1)	Fiscal Year	Price ($/Share)	Expiration Date	($)(2)

Norman E. Alexander	7,194	7%	45.87	9/24/08	103,809
	27,806		41.70	9/24/08	437,945
John J. Quicke	25,000	5%	41.70	9/24/08	393,750
Martin Weinstein	25,000	5%	41.70	9/24/08	393,750
Howard M. Leitner	6,000	1%	41.70	9/24/08	94,500
Gerard M. Dombek	10,000	2%	41.70	9/24/08	157,500
Robert F. Ellis	10,000	2%	41.70	9/24/08	157,500

(1)	No stock appreciation rights (“SARs”) were granted during 2003. The options vest in three equal annual installments, commencing on the first anniversary of the date of grant.

(2)	Grant Date Present Value is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of four years; (b) a risk-free rate of return of 2.56%, the yield of a zero-coupon U.S. government bond having a remaining maturity of 4 years as of September 25, 2003; (c) stock price volatility of 44.56%; and (d) an expected dividend yield of 0%. The Grant Date Present Value set forth in the table is only a theoretical value and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the Class A Common Stock over the exercise price on the date the option is exercised.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

      The following table shows the number of shares of Class A Common Stock represented by outstanding unexercised stock options held by each of the named executive officers as of December 31, 2003. There are no SARs.

			Number of Securities
			Underlying Unexercised	Value of Unexercised In-
	Shares		Options at Fiscal Year	the-Money Options at
	Acquired on	Value	end(#)	Fiscal Year-end($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Norman E. Alexander	0	0	-0-/35,000	$-0-/225,501
John J. Quicke	0	0	5,000/25,000	$60,000/182,500
Martin Weinstein	0	0	7,500/25,000	$90,000/182,500
Howard M. Leitner	0	0	5,000/6,000	$-0-/43,800
Gerard M. Dombek	0	0	-0-/10,000	$-0-/73,000
Robert F. Ellis	0	0	3,500/10,000	$-0-/73,000

Pension Plans

      Pension Plan Table A and B below show the estimated annual pension benefits payable to each covered participant at normal retirement age, or current age if older, under the Company’s qualified defined benefit pension plans, taking into account any applicable non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and any existing individual agreements, based on remuneration that is covered under the plans and agreements and years of service with the Company and its subsidiaries.

Pension Plan Table–A

	Years of Service
Plan
Compensation	40	45	50

$2,000,000	$1,319,061	1,483,944	1,648,827
2,200,000	1,452,395	1,633,944	1,815,493
2,400,000	1,585,728	1,783,944	1,982,160
2,600,000	1,719,061	1,933,944	2,148,827
2,800,000	1,852,395	2,083,944	2,315,493
3,000,000	1,985,728	2,233,944	2,482,160

      Table A applies to Mr. Alexander.

      Mr. Alexander is required to receive $243,779 annually from the qualified defined benefit plan portion of the aggregate benefit shown in Table A.

Pension Plan Table–B

	Years of Service
Plan
Compensation	5	10	30	35	40	45

$ 200,000	$13,611	27,223	81,669	95,280	104,280	113,280
400,000	28,611	57,223	171,669	200,280	218,280	236,280
600,000	43,611	87,223	261,669	305,280	332,280	359,280
800,000	58,611	117,223	351,669	410,280	446,280	482,280
1,000,000	73,611	147,223	441,669	515,280	560,280	605,280

      Table B applies to Messrs. Dombek, Leitner, Quicke, and Weinstein.

      Compensation covered by the plans is total pay for services, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements, and other non-wage items. With respect to Mr. Alexander, his respective benefit is based on his respective highest average annual compensation in any five consecutive years of employment with the Company (1997-2001). With respect to Messrs. Dombek, Leitner, Quicke, and Weinstein, their respective benefits are based on their respective average compensation for all years after 1993. Benefits shown are computed as a straight life annuity beginning at normal retirement age (65) or current age if older. Some benefit formulas include an offset for a portion of estimated Social Security benefits.

      The following table shows the annual pension benefit payable to Mr. Ellis. (Benefit and compensation amounts are shown in Pounds Sterling):

Pension Plan Table–C

	Years of Service

Plan Compensation	25	30

£270,157	£141,074	£169,289
343,157	179,194	215,033
421,533	220,121	264,146

      Mr. Ellis participates in the Warwick International Group Pension Scheme. This scheme (plan) provides for a pension equal to  2/3rds of Final Pensionable Salary at Normal Retirement Age, which is 60. Final Pensionable Salary is calculated as the average of the 3 highest consecutive Pensionable Salaries (defined as the gross taxable earnings declared on April 5th of each year, excluding benefits that are paid in kind, such as company cars and other non cash benefits), declared and ending not more than 10 years prior to retirement or termination. The benefits shown above are computed on a straight life annuity basis beginning at normal retirement age (60).

      The credited years of service and plan compensation for the named executive officers are:

	Estimated
	Credited Years	Plan
	of Service	Compensation

Alexander	47	$2,338,446
Quicke	34	776,094
Leitner	6	364,080
Weinstein	34	763,305
Dombek	42	346,640
Ellis	23	£270,157

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

      The Company has entered into employment agreements with Mr. Quicke, Dr. Weinstein, Mr. Leitner, Mr. Dombek and Mr. Ellis (the “Employment Agreements”). Supplementary retirement agreements with the named executive officers are accounted for in the foregoing section “Pension Plans”. There are no change-in-control arrangements between the Company and any of the named executive officers.

      The Employment Agreements for Mr. Quicke and Dr. Weinstein terminate on February 28, 2007, unless the term is extended by the parties prior thereto. The Employment Agreements for Mr. Leitner and Mr. Dombek terminate on February 28, 2006, unless the term is extended by the parties prior thereto. Each Employment Agreement provides (1) for a respective base salary amount, (2) that the base salary may be increased (but not decreased) by the Board of Directors of the Company in its sole discretion, (3) that the employee is eligible for an annual incentive bonus in accordance with the then current provisions of the applicable management incentive bonus program (for any year that the Company determines it appropriate to pay incentive bonuses to corporate officers generally), and (4) for participation in various company benefit programs. In the event of the death of the employee during the term of the Employment Agreement, his employment will be deemed to have terminated on the date of death without notice to his estate. If the employee is absent from employment or substantially unable to perform his duties for more than 90 days during any twelve-month period, then the Company may terminate the Employment Agreement upon a minimum of ten days’ prior written notice to the employee. The Employment Agreements give the Company the right to terminate employment at any time for “Due Cause,” as defined therein. Concurrently with the execution of the Employment Agreement, Mr. Quicke and Dr. Weinstein also executed trade secret agreements that are made part of the respective Employment Agreements and provide for confidentiality of certain information and trade secrets and contain certain non-competition provisions. Mr. Leitner and Mr. Dombek have also executed trade secret agreements that are made part of their respective Employment Agreements and provide for confidentiality of certain information and trade secrets and contain certain non-competition provisions.

      Mr. Ellis entered into a Service Agreement with Warwick International Group Limited, a wholly-owned subsidiary of the Company (“Warwick”), that can be terminated by not less than 24 months written notice given by the Warwick to Mr. Ellis and by 12 months written notice given by Mr. Ellis to Warwick. In the event there is a change of control of Warwick (as control is defined in the U.K. Companies Act of 1985), then Mr. Ellis would be entitled to receive 36 months written notice of any termination from the Company. In the event Warwick terminates the Agreement other than for “gross misconduct”, then Mr. Ellis is not obligated to work out his notice and is entitled to liquidated damages pursuant to a formula set forth in the Agreement. The Service Agreement provides for (1) a base salary that is subject to review annually, (2) participation in various company benefit programs, and (3) participation in the company bonus scheme, as may be in effect from time to time. The Service Agreement contains a two-year post termination confidentiality provision and certain non-competition and non-solicitation provisions.

Stock Performance Graph — 5 Year Cumulative Index

      The graph set forth below compares the annual percentage change in the cumulative total shareholder return on an investment of $100 in the Company’s Common Stock, on an indexed basis, with the S&P 500 Stock Index and the S&P Aerospace/ Defense Index, for the period of five years ended December 31, 2003.

(PERFORMANCE GRAPH)

				S&P 500
	SEQUA CORP -CL	SEQUA CORP -CL		AEROSPACE &
	A	B	S&P 500 INDEX	DEFENSE

1998	100	100	100	100
1999	90.08	81.63	121.04	101.71
2000	60.75	75.85	110.02	127.52
2001	79.37	73.47	96.95	104.91
2002	65.32	60.88	75.52	99.52
2003	81.84	67.89	97.18	122.5

      The following Reports of the Compensation Committee and Audit Committee do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates these Reports by reference therein.

Report of the Compensation Committee of the Board on Executive Compensation

Executive Compensation Philosophy:

      The Company’s executive compensation program is based upon objectives that seek to attract and retain key executives critical to the success of the Company, and to reward and motivate executives for performance that maximizes Company success and stakeholder value. In order to accomplish these goals, the Company has designed a competitive base salary program and annual incentive cash bonus plans. The bonus plans are based on the achievement of stated financial goals and other key performance measures. These recognize that there is no formal long-term incentive program that is part of the overall compensation package. In addition, from time to time, the company may award stock option grants in order to emphasize stockholder returns and focus on long-term goals. During 2003, stock option grants were awarded to certain key executives and employees.

      The executive compensation program is developed and implemented by the Company’s Human Resources Department in conjunction with the Compensation Committee of the Board of Directors. The Compensation Committee, composed of three independent (non-employee) directors, reviews and approves all elements of the program, including certain individual employment agreements, which are submitted to the full Board of Directors for ratification. During 2003, two new members joined the Committee to replace existing members, and one member assumed the role of Committee Chairman.

      Base salaries for executive officers of the Company are intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of business segments. Consequently, the Company’s Human Resources Department collects and analyzes competitive salary data from a comprehensive group of national surveys produced by leading human resource/compensation consulting firms, including Towers Perrin, Hewitt Associates, The Conference Board, Mercer Human Resource Consulting, Inc. and WorldatWwork, with particular reliance on the findings of Towers Perrin and Hewitt Associates, where data most closely aligns with the actual responsibilities of Sequa’s senior management group. The Compensation Committee reviews the analysis as part of its competitive compensation review.

Base Salary Adjustments:

      In 2003, the Compensation Committee’s review of the competitive market resulted in salary increases to the five most highly compensated executive officers as follows: 4.0% to Messrs. Alexander, Quicke, Leitner, and Weinstein, and 4.5% to Mr. Dombek, all effective in June, 2003. These increases were granted as a result of the Compensation Committee’s determination that the adjustments were required in order to maintain competitive salary levels and to sustain a high degree of executive motivation. The Compensation Committee’s conclusions were based upon the detailed comparisons presented in the analysis prepared by the Human Resources Department with respect to Company size, complexity and industry mix, taking into consideration the performance, experience and tenure of the Company’s executive officers.

Annual Incentive Compensation Program:

      The Company’s annual incentive bonus plans seek to motivate and reward executives by recognizing the impact their individual accomplishments have had on the financial performance of the Company or of a particular division during the previous year. Three of the five named executive officers are awarded bonuses under the Company’s Management Incentive Bonus Program for Corporate Executive Officers (the “Plan”), and two of the named executive officers are awarded bonuses under separate bonus plans, discussed below. Under the Plan, bonuses are earned under a formula derived from the Company’s budgeted primary earnings per share before extraordinary items (“EPS”) for the year. The targets for minimum, par and maximum bonus consideration are determined each year by the Compensation Committee.

      Stockholders initially approved the Plan in 1994 to comply with Section 162(m) of the Internal Revenue Code, and certain amendments were approved by the stockholders in 1995. In accordance with the requirements of Section 162(m), the Plan was reapproved by the stockholders at the 2000 Annual Meeting of Stockholders. Section 162(m) provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to Corporate Executive Officers under the Plan (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise total compensation of any such officer to more than $1.0 million. While the terms of the Plan provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with

Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the Plan. The terms of the Plan provide for the payment of bonuses at budgeted EPS levels as follows: minimum bonus eligibility at 85% of budgeted EPS; par bonus eligibility at 100% of budgeted EPS; and maximum bonus eligibility at 115% of budgeted EPS. For 2002 and 2003, the Compensation Committee exercised its discretion to impose more restrictive criteria: 100% of budgeted EPS for minimum bonus, 250% of budgeted EPS for par bonus, and 400% of budgeted EPS for maximum bonus.

      For the Chairman/ Chief Executive Officer, the bonus opportunity is derived entirely from EPS targets. For the President/ Chief Operating Officer and the Executive Vice President, Gas Turbine Operations, 33.3% of the total bonus opportunity is based upon the corporate EPS targets, and 66.7% is based on the actual operating income and return on net assets (“RONA”), compared to the budgeted targets, for the operations under their respective direction.

Incentive Compensation Awards:

      Based on the Company’s EPS performance in 2003, the Chairman/ Chief Executive Officer was awarded a bonus of $588,600. Based on the Company’s EPS performance results and the operating income and RONA of the operations under his direction, the President/ Chief Operating Officer was awarded a bonus of $485,000 for 2003. Based on the Company’s EPS performance, the Executive Vice President, Gas Turbine Operations was awarded a bonus of $76,100. No bonus was awarded to the Executive Vice President, Gas Turbine Operations based on the operating income and RONA of the Gas Turbine Operations.

      The Senior Vice President, Finance is eligible for a bonus award under the Company’s Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff. The Senior Vice President, Finance was awarded a bonus of $86,600 for 2003, based on the Company’s EPS performance and achievement of personal performance goals.

      The Senior Vice President, Metal Coating, (President & General Manger, Precoat Metals Division), is eligible for a bonus based on operating income, RONA, inventory turnover and certain key performance measures of the Precoat Metals Division. He was awarded a bonus of $241,900 for 2003.

      The Senior Vice President, Specialty Chemicals (Managing Director and Chief Executive Officer, Warwick International Group Limited), is eligible for a bonus based on operating income, RONA, inventory turnover and certain key measures of Warwick International Group Limited. He was awarded a bonus of £153,000 in 2003 (which converts to US$279,240 at an exchange rate of 1.825).

Compensation of the Chief Executive Officer:

      As noted above, Mr. Alexander, the Chief Executive Officer of Sequa Corporation, received a 4% increase in his base pay effective in June 2003. This increase took into consideration a number of factors including survey data reflecting amounts paid to chief executive officers in all industries of comparable size. The increase also reflected the Committee’s subjective evaluation of Mr. Alexander’s performance as Chief Executive Officer of Sequa Corporation during highly competitive and difficult economic conditions, as well as his many years of experience and knowledge, all of which have had a significant influence on the Company’s past and future success and earnings.

      The bonus amount of $588,600 awarded to Mr. Alexander was based exclusively on the Company’s EPS performance for 2003. The Committee establishes the target for this quantitative, financial goal at the beginning of each year, and the award granted was a function of the Company’s performance for the year. In addition, during 2003, Mr. Alexander was awarded stock options on 35,000 shares of Sequa Class A Common Stock. The nonqualified stock option portion of the option grant is exercisable at $41.70 per share, the closing price of Sequa Class A Common Stock on the New York Stock Exchange (“NYSE”) on the date of the grant. The incentive stock option (“ISO”) portion of the option grant is exercisable at $45.87 per share which is 110% of the closing price of the Class A Common Stock on the NYSE on the date of the grant in accordance with Internal Revenue Service rules and regulations applicable to ISO grants to more than 10% beneficial owners. These options have a term of 5 years and one third of the total amount is exercisable each year commencing in September 2004.

      The Compensation Committee is confident that Sequa’s senior management is fully equipped to meet whatever challenges are encountered in the course of directing the Company’s operations. The Compensation Committee believes that the total compensation packages provided to the Company’s executives are competitive and are appropriate to assure the retention and motivation of this highly skilled and experienced segment of the Sequa workforce.

Compensation Committee

Edward E. Barr
Alvin Dworman *
Richard S. LeFrak
R. Scott Schafler, Chairman
Gerard Tsai, Jr. *
Dated: February 23, 2004

      * Messrs. Dworman and Tsai are former members of the Compensation Committee who resigned from the Committee on May 8, 2003 and December 31, 2003 respectively, and were assigned to other committees of the Board. Effective January 1, 2004 Mr. Dworman is a member of the Audit and Executive Committees, and Mr. Tsai is Chairman of the Audit Committee.

Report of the Audit Committee

      Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

      The Audit Committee of the Company’s Board of Directors is currently composed of three directors, none of whom are officers or employees of the Company. The Board of Directors has determined that all members of the Audit Committee are (1) financially literate and independent under the rules of the New York Stock Exchange, and (2) “audit committee financial experts”, as defined under the rules and regulations promulgated by the Securities and Exchange Commission. The Board of Directors has adopted a new written charter for the Audit Committee. The complete text of the charter, which reflects standards set forth in new Securities and Exchange Commission regulations and New York Stock Exchange rules as well as the relevant provisions of the Sarbanes-Oxley Act of 2002, is included as an appendix to this proxy statement.

      In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to the approval of the Board of Directors, and such selection is subsequently presented to the Company’s stockholders for ratification. For 2004 the Audit Committee has selected Ernst & Young as the independent auditors to audit the financial statements of the Company and its subsidiaries. The selection of Ernst & Young was approved by the Audit Committee on February 26, 2004 and is being presented to the Company’s stockholders for ratification at the 2004 Annual Meeting.

      Prior to the release of quarterly earnings announcements, the Audit Committee reviewed and discussed the interim financial information contained therein with Ernst & Young and with the Company’s chief financial officer and its controller. In overseeing the preparation of the Company’s year-end audited financial statements, the Audit Committee met with both management and the Company’s independent auditors and reviewed and discussed the financial statements prior to their issuance. The Audit Committee also discussed significant accounting issues and the results of the audit with both management and the Company’s independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee received from Ernst & Young written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) describing all relationships between the outside auditors and the Company that might bear on the auditors’ independence and discussed this information with Ernst & Young. The Audit Committee also discussed with management, with the director of internal audit and with Ernst & Young the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also reviewed with both Ernst & Young and the director of internal audit their audit plans, audit scope and identification of audit risks. Ernst & Young was provided with full access to the Audit Committee to meet privately and was encouraged to discuss any matter it desired with the Audit Committee or the full Board of Directors.

      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Gerald Tsai, Chairman
Alvin Dworman
Fred R. Sullivan

Item 2.

APPROVAL OF THE 2003 SIX SIGMA RESTRICTED STOCK PLAN

General

      The Board of Directors approved the 2003 Six Sigma Restricted Stock Plan (the “Six Sigma Plan”) on August 28, 2003, subject to the approval of the Company’s stockholders at the 2004 Annual Meeting of Stockholders, in accordance with the requirements of the New York Stock Exchange. Approval must be by a majority of votes cast at the meeting, provided that the total value represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. If the Six Sigma Plan is not approved by the stockholders, all awards made prior to the 2004 Annual Meeting shall become null and void.

Purpose

      The purpose of the Six Sigma Plan is to reward those employees of the Company or any of its wholly-owned subsidiaries who successfully complete certain levels of the Operational Excellence Six Sigma Training Program with an award of Class A common stock of the Company. The Company expects that the acquisition of a proprietary interest in the Company through ownership of Company stock will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company. It is also expected that the Six Sigma Plan will encourage qualified persons to seek and accept employment with the Company and encourage them to participate in the Operational Excellence Six Sigma Training Program.

Summary

      The full text of the Six Sigma Plan is set forth in the attached Appendix B. The following general description of certain features of the Six Sigma Plan is qualified in its entirety by reference to the Six Sigma Plan.

      Administration. The Six Sigma Plan is administered by a committee appointed from time to time by the Board of Directors of the Company. The committee must have at least two members and is currently composed of the Vice Chairman and Executive Officer (Sequa Group Operations), the Vice President, Operational Excellence and the Vice President, Human Resources of the Company. Subject to the terms of the Six Sigma Plan, the committee has full and final authority to determine which employees have successfully completed the relevant Operational Excellence Six Sigma Training Program; to determine the time when an award will be granted; to adopt, amend, and rescind rules and regulations to administer the Six Sigma Plan; to construe and interpret the Six Sigma Plan and any rules or regulations adopted by the committee; and to make all other determinations for the administration of the Six Sigma Plan.

      Eligibility. Awards may be granted only to those employees of the Company (or its subsidiaries) who have completed the relevant Operational Six Sigma Training Program, as determined by the committee in its sole discretion. Employees who participate in other “Six Sigma” training programs are not eligible for awards under the Six Sigma Plan.

      Participation in the Operational Excellence Six Sigma Training Program is decided by the general managers of each unit, together with the President of the Company and the Vice President, Operational Excellence. All employees of the Company and its subsidiaries who complete the requisite training are eligible to receive awards under the Six Sigma Plan.

      Shares Subject to the Plan. If approved, the Six Sigma Plan would authorize the committee to grant to eligible participants of the Company and its subsidiaries restricted stock, for up to a total of 50,000 shares of Class A Common Stock, through August 28, 2013, subject to adjustment for future stock splits, stock dividends, mergers and similar events. Any shares subject to an award which is forfeited or terminated for any reason may again be subject to an award under the Six Sigma Plan.

      Awards. The following awards may be granted to eligible employees under the Six Sigma Plan: (i) employees who have been certified as a “Black Belt” by the committee are eligible for an award of 100 shares of Class A Common Stock of the Company, and (ii) employees who have been certified as a “Master Black Belt” by the committee are eligible for an award of 500 shares of Class A Common Stock of the Company. All awards under the Six Sigma Plan are restricted and may not be transferred, pledged, assigned, sold or otherwise encumbered or disposed of until the later of (a) the first anniversary of the date on which the stock is issued to the eligible employee, in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended, or (b) the earlier of (i) the applicable anniversary of the date the award is granted (the second anniversary for employees who completed Black Belt training and the third anniversary for employees who completed Master Black Belt training) or (ii) the date the restriction period terminates due to certain events such as retirement with Company consent, death, or the disposition of the award recipient’s operation by the Company. Restricted stock is forfeited in the event of a termination of employment not resulting in the elimination of restriction.

      Amendment and Termination. The Board of Directors may amend, alter or discontinue the Six Sigma Plan at any time, but such amendment, alteration or discontinuation may not adversely affect any outstanding award without the consent of each affected participant. In addition, the Board of Directors may not, without the prior approval of the stockholders, make any amendment which would increase the number of shares that may be issued or transferred under the Six Sigma Plan (except as otherwise explicitly authorized in the Six Sigma Plan) or make any other amendment or modification of the Six Sigma Plan which requires stockholder approval under any applicable law or applicable rule or regulation of any governmental regulatory body, such as the SEC, or under the rules of any stock exchange on which the Company’s stock is listed.

Federal Income Tax Aspects

      THE TAX CONSEQUENCES OF THE SIX SIGMA PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE SIX SIGMA PLAN AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

      A recipient of shares of restricted Class A Common Stock of the Company will not realize any income when the rights to acquire the shares of restricted Class A Common Stock are granted to him or her or when the certificates for the stock themselves are registered in their name. The recipient will realize ordinary income as and when the shares are transferable or no longer subject to a substantial risk of forfeiture in an amount equal to the difference between the fair market value of the shares as of such date and the price, if any, paid for the shares. Alternatively, recipients may file a written election with the Internal Revenue Service, pursuant to Section 83(b) of the Internal Revenue Code, no more than 30 days after the issuance of certificate(s) for the stock, to be taxed as of the date of issuance on the difference between the then fair market value of the shares of restricted Class A Common Stock and the price the recipient paid for the shares.

      Once the recipient has realized ordinary income with respect to the shares, any subsequent increase in the value of the shares generally will be taxed, when the shares are sold, as long-term or short-term capital gain, depending on how long the shares are held. The recipient’s holding period with respect to the shares of restricted Class A Common Stock will begin on the date he or she realizes ordinary income with respect to the shares, and the basis in the shares will be equal to their then fair market value. The Company, or the subsidiary employing the recipient, will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the recipient with respect to the shares.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”

ITEM 2 - APPROVAL OF THE 2003 SIX SIGMA RESTRICTED STOCK PLAN

Item 3.

APPROVAL OF THE 2003 DIRECTORS’ STOCK AWARD PLAN

General

      The Board of Directors approved the 2003 Directors’ Stock Award Plan (the “Directors Plan”) on December 11, 2003, subject to the approval of the Company’s stockholders at the 2004 Annual Meeting of Stockholders, in accordance with the requirements of the NYSE. Approval must be by a majority of votes cast at the meeting, provided that the total vote cast represents more than fifty percent (50%) in interest of all stock of the Company entitled to vote. If the Directors Plan is not approved by the stockholders, all grants made prior to the 2004 Annual Meeting shall become null and void.

Purpose

      The purpose of the Directors Plan is to encourage and enable members of the Board of Directors of the Company who are not employed by the Company, or any of its subsidiaries or affiliates, to acquire a proprietary interest, or to increase an existing interest, in the Company through ownership of Company stock. This will provide the directors with a more direct stake in the future welfare of the Company and encourage them to continue on the Board.

Summary

      The full text of the Directors Plan is set forth in the attached Appendix C. The following general description of certain features of the Directors Plan is qualified in its entirety by reference to the Directors Plan.

      Administration. The Directors Plan is administered by the full Board of Directors of the Company. Subject to the terms of the Directors Plan, the Board has full and final authority to: (i) determine the eligible directors to be granted options and/or restricted stock; (ii) determine when awards will be granted; (iii) determine the number of shares subject to each option and the number of shares covered by each restricted stock award; (iv) determine the option price of the shares subject to each option, which shall not be less than the fair market value of the Class A Common Stock on the date the option is granted; (v) determine when each option will become exercisable and the duration of the exercise period; (vi) prescribe the terms and provisions of agreements evidencing options or restricted stock; (vii) adopt, amend, and rescind rules and regulations to administer the Directors Plan; (viii) construe and interpret the Directors Plan and any rules or regulations adopted by the Board; and (ix) make all other determinations for the administration of the Directors Plan.

      Eligibility. Awards under the Directors Plan may be granted only to those directors who are not employees of the Company or its subsidiaries or affiliates.

      There are currently 9 non-employee directors of the Company who are eligible to receive grants under the Directors Plan.

      Shares Subject to the Plan. If approved, the Directors Plan would authorize the Board to grant to the non-employee directors stock options and restricted stock, for up to a total of 50,000 shares of Class A Common Stock through December 10, 2013, subject to adjustment for future stock splits, stock dividends, mergers and similar events. Any shares subject to an award that is forfeited or terminated for any reason may again be subject to an award under the Directors Plan.

      Stock Options. The Directors Plan permits the granting of stock options to those directors of the Company who qualify as “Eligible Directors” as defined therein (i.e. non employees). The option exercise price for each share covered by an option shall be determined by the Board, but shall be at least 100% of the fair market value of a share of Class A Common Stock as of the date of the grant. The term of each option will be fixed by the Board, but may not exceed ten years from the date of the grant. The Board will determine at the time of the grant when each option may be exercised; however, no options may be exercised during the first twelve months of their respective term, other than in the event that the death of the grantee occurs prior to the expiration of the 12-month period. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board.

      The exercise price of options granted under the Directors Plan must be paid in full by check or other instrument acceptable to the Board, or by delivery of Class A Common Stock or Class B Common Stock of the Company, or partly in cash and partly in stock; or through a broker-assisted exercise arrangement; provided that, any shares tendered in payment for the purchase price of the option shares must have been owned beneficially by the optionee for at least one year.

      In the event that an optionee’s status as a director terminates due to (i) disability, (ii) failure to be nominated for reelection, or (iii) failure to be elected by a plurality of the aggregate votes cast, then unexercised options shall expire on the date of such event, except for unexercised options that were exercisable on that date. Those options shall expire unless exercised within a one year period after the date of such event. In the event of the death of an optionee within one year of the events set forth above, unexercised options that were exercisable on the date of the event shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of death. In the event of the death of an optionee while a director of the Company, unexercised options (whether or not exercisable on the date of death) shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of death. If an Eligible Director’s status as a director of the Company terminates for any other reason, then any unexercised options shall expire on the date of termination of that director’s status as a director of the Company.

      Restricted Stock. The Directors Plan provides for the grant of the equivalent of $10,000 in Class A Common Stock of the Company to each non-employee director on January 15 of each year (or if that day is not a business day, on the next succeeding business day) that the Directors Plan is in effect, unless the Board determines prior to the grant date that a greater or lesser number of shares of restricted stock, or no shares of restricted stock, will be granted on that date. All awards of restricted stock under the Directors Plan may not be transferred, pledged, assigned, sold or otherwise encumbered or disposed of until the earlier of (a) the first anniversary of the date on which the stock is issued to the eligible director, or (b) the date the restriction period terminates due to certain events such as death, disability, failure to be nominated for reelection to the Board or failure to be reelected by a plurality of the aggregate votes cast in an election. Restricted stock is forfeited in the event a director ceases to be a director under circumstances not resulting in the elimination of restrictions.

      Amendment and Termination. The Board of Directors may amend, modify or terminate the Directors Plan at any time, but no such action may affect the restrictions, terms and conditions applicable to Class A Common Stock or options previously issued under the Directors Plan without the consent of the applicable eligible director. In addition, the Board of Directors may not, without the prior approval of the stockholders, make any amendment which would increase the number of shares that may be issued or transferred under the Directors Plan (except as otherwise explicitly authorized in the Directors Plan) or make any other amendment to or modification of the Directors Plan which requires stockholder approval under any applicable law or applicable rule or regulation of any governmental regulatory body, such as the SEC, or under the rules of any stock exchange on which the Company’s stock is listed.

Federal Income Tax Aspects

      THE TAX CONSEQUENCES OF THE DIRECTORS PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION, WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE DIRECTORS PLAN, AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

      Stock Options. With respect to options issued under the Directors Plan; (a) no income is realized by the optionee at the time the option is granted; (b) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (c) at disposition, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      Restricted Stock. A recipient of shares of restricted Class A Common Stock of the Company will not realize any income when the rights to acquire the shares of restricted Class A Common Stock are granted to him or her or when the certificates for the stock themselves are registered in their name. The recipient will realize ordinary income as and when the shares are transferable or no longer subject to a substantial risk of forfeiture in an amount equal to the difference between the fair market value of the shares as of such date and the price, if any, he or she paid for the shares. Alternatively, the recipient may file a written election with the Internal Revenue Service, pursuant to Section 83(b) of the Internal Revenue Code, no more than 30 days after the issuance of certificate(s) for the stock, to be taxed as of the date of issuance on the difference between the then fair market value of the shares of restricted Class A Common Stock and the price the recipient paid for the shares.

      Once the recipient has realized ordinary income with respect to the shares, any subsequent increase in the value of the shares generally will be taxed, when the shares are sold, as long-term or short-term capital gain, depending on how long the shares are held. The recipient’s holding period with respect to the shares of restricted Class A Common Stock will begin on the date he or she realizes ordinary income with respect to the shares, and the basis in the shares will be equal to their then fair market value. The Company, or the subsidiary employing the recipient, will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the recipient with respect to the shares.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”

ITEM 3 - APPROVAL OF THE 2003 DIRECTORS’ STOCK AWARD PLAN

New Plan Benefits

      None of the directors or executive officers of the Company are eligible to receive an award under the Six Sigma Plan. Only non-employee directors are eligible to receive grants under the Directors Plan. The following table sets forth the benefits or amounts that will be received by or allocated to each of the named persons or groups under the Six Sigma Plan or the Directors Plan, if such benefits or amounts are determinable.

			2003 Directors Restricted
	2003 Six Sigma Award Plan		Stock Award Plan

	Dollar Value	Number of Units	Dollar Value	Number of Units
Name and Position	($)	(#)	($)	(#)

Norman E. Alexander, Chairman and Chief Executive Officer	0	0	0	0
John J. Quicke, Vice Chairman and Executive Officer	0	0	0	0
Martin Weinstein, Vice Chairman and Executive Officer	0	0	0	0
Howard Leitner, Chief Financial Officer	0	0	0	0
Gerard Dombek, Senior Vice President, Metal Coatings	0	0	0	0
Robert F. Ellis, Senior Vice President, Specialty Chemicals	0	0	0	0
Executive Group	0	0	0	0
Non-Executive Director Group	0	0	$90,000(1)	1800(1)
Non-Executive Officer Employee Group	(2)	(2)	0	0

(1)	Each non-employee director received an award of 200 shares of Class A Common Stock on January 15, 2004 in accordance with the terms of the Directors Plan. Such awards are conditioned upon the approval of the Directors Plan by the stockholders at the annual meeting.

(2)	The amount and value of shares that will be issued under the Six Sigma Plan is not determinable as the number of award recipients varies.

EQUITY COMPENSATION PLAN INFORMATION

Number of
securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation
	outstanding	outstanding	plans (excluding
	options, warrants,	options, warrants,	securities reflected
Plan Category	and rights(A)	and rights(B)	in column A)(C)

Equity compensation plans approved by security holders	530,750	$42.12	384,233
Equity compensation plans not approved by security holders	31,067	10.22	98,400

Total	561,817	$40.36	482,633

      Options granted apart from the 1998 Key Employees Stock Option Plan and the 2003 Directors’ Stock Award Plan are rate and have been limited to one former executive officer who has performed work on a consulting basis. Prior to the 2003 Six Sigma Restricted Stock Plan and the 2003 Directors’ Stock Award Plan, Sequa, from time to time, would make grants of restricted stock to its Six Sigma Participants, and to its Directors if the latter requested such grant in lieu of cash remuneration. The weighted average exercise price of a restricted stock grant is considered to be zero since the recipient receives the stock contingent on the lapse of restrictions.

Item 4.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as independent auditors for the 2004 fiscal year. Ernst & Young will audit the Company’s consolidated financial statements for the 2004 fiscal year and perform other services. While stockholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	December 31,	December 31,
	2003	2002

Audit fees[1]	$2,895,000	$1,553,000
Audit-related fees[2]	94,000	62,000
Tax fees[3]	674,000	241,000
All other fees[4]	1,088,000	0

Total	$4,751,000	$1,856,000

1 Audit fees consist primarily of the annual audit and quarterly reviews of the consolidated financial statements; statutory audits of subsidiaries required by governmental or regulatory bodies; attestation services required by statute or regulation; comfort letters, consents, assistance with and review of documents filed with the SEC; work performed by tax professionals in connection with the audit and quarterly reviews; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

2 Audit-related fees consist primarily of the audit of subsidiaries (2003 only) and employee benefit plans.

3 Tax fees include professional services provided for the preparation of federal and state tax returns; review of tax returns prepared by the Company; assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

4 Other fees consist of $1,000,000 for the re-audit of the 2001 consolidated financial statements originally audited by an accounting firm no longer in existence. The re-audit was deemed required due to the classification of the propulsion business of Atlantic Research Corporation (a subsidiary) as a discontinued operation as a result of the sale of the propulsion business. Fees of $27,000 were expended for attendance at and participation in a controllers’ conferences held by the Company.

Policy on Pre-approval of Independent Auditor Services

      The charter of the Audit Committee (attached as Appendix A to this proxy statement) provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In accordance with such law, the Audit Committee has delegated authority to grant such pre-approvals to the Chairman of the Audit Committee, which approvals are reviewed by the full Audit Committee at its next regular meeting. Typically, however, the Audit Committee reviews all matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent auditors include the Audit Committee reviewing audit-related services, tax services, and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Committee. All the services described in Audit-Related Fees, Tax Fees, and All Other Fees, above, were approved by the Audit Committee in accordance with its pre-approval policies and procedures, except for services rendered prior to May 6, 2003 relating to a subsidiary’s United States operation review report and consultations related to Sarbanes-Oxley Section 404 implementation (such exceptions were 2% of such services).

      The Audit Committee has considered the services provided by Ernst & Young covered under All Other Fees and has found that they are compatible with maintaining Ernst & Young’s independence.

      The stockholders will be asked to ratify the appointment of Ernst & Young as independent auditors of the Company for the 2004 fiscal year. Ernst & Young was the Company’s independent auditors for the fiscal year ended December 31, 2003. Representatives of the firm are expected to be present at the stockholders’ meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”

ITEM 4 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

OTHER MATTERS

      The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business requiring the vote of stockholders should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS

      Proposals by stockholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2005 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than November 30, 2004. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company’s use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a stockholder does not notify the Company at least 45 days before the date the Company mailed its proxy material for the prior year’s annual meeting of stockholders (which date would be February 13, 2005 for the Company’s 2005

Annual Meeting) of an intent to present such a proposal at the Company’s 2005 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the Proxy Statement.

      Stockholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating Committee should send written notice to Mr. David S. Gottesman, Nominating Committee Chairman, Sequa Corporation, 200 Park Avenue, New York, New York 10166, within the time periods set forth in the preceding paragraph titled “Stockholder Proposals and Nominations.” Such notification should set forth all information relating to the proposed nominee as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating Committee.

      The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating Committee may reevaluate these qualifications and attributes at any time.

      Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from stockholders; nor does the Nominating Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by stockholders). The Nominating Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating Committee in due course, and, if appropriate, the Nominating Committee will make a recommendation to the Board addressing the nomination process.

ADDITIONAL INFORMATION

Annual Report

      Sequa’s annual report on Form 10-K for the year ended December 31, 2003, including exhibits, is available on the Company’s website under “SEC Filings” at www.sequa.com. A complete copy of the Form 10-K, exclusive of exhibits, is included in the Annual Report to Stockholders, which was mailed together with this proxy statement and which is also available on the website under “Annual Reports” or “SEC Filings”. We will furnish any exhibit to the Form 10-K to interested stockholders, if requested in writing and accompanied by payment of reasonable fees relating to our furnishing the exhibit. Requests for copies should be addressed to: Corporate Communications, Sequa Corporation, 200 Park Avenue, New York, New York 10166.

March 30, 2004

Appendix A

SEQUA CORPORATION

AUDIT COMMITTEE CHARTER

A.  Purpose

      The primary purpose of the Audit Committee (the “Audit Committee”) of Sequa Corporation (the “Company”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process, including the performance of the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the outside auditors’ qualifications and independence, the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs, and the annual independent audit of the Company’s financial statements. A purpose of the Audit Committee shall also be to prepare the Audit Committee report to be included in the Company’s proxy statement for the annual meeting of stockholders and any other meeting of stockholders at which members of the Board are to be elected.

      In discharging its oversight role, the Audit Committee shall have the power to investigate any matter that comes to its attention, with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall also have the power to retain (at the Company’s expense) outside counsel, auditors or other advisors as it determines necessary to carry out its purposes and to determine the engagement terms and fees of such outside counsel, auditors and other advisors. The outside auditors are ultimately accountable to the Audit Committee and shall report directly to the Audit Committee.

      The Audit Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

B.  Membership

      The Audit Committee shall comprise not less than three (3) members of the Board, each of whom shall be independent as defined below. The Audit Committee’s composition will meet the requirements of the listing standards of the New York Stock Exchange and all applicable federal securities laws. No member of the Audit Committee shall serve on the audit committee of more than three other public companies.

      The members of the Audit Committee shall be appointed by the Board and shall be subject to removal by the Board.

1.  Independence

      No Audit Committee member shall qualify as “independent” unless the Board affirmatively determines that the member has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) and otherwise meets the standards for independence of the New York Stock Exchange and any applicable federal securities laws.

2.  Financial Expertise and Experience

      At least one (1) member of the Audit Committee shall be an “audit committee financial expert” as defined in rules promulgated by the Securities and Exchange Commission. All members of the Audit Committee shall be financially literate, as defined in the listing standards of the New York Stock Exchange.

C.  Key Responsibilities

      The Audit Committee’s job is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing those financial statements. The Audit Committee is not responsible for planning or conducting audits or determining that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

      The Audit Committee shall meet at least four times per year, or more often as necessary to perform the duties and responsibilities of the Audit Committee as set forth herein. The Audit Committee shall report to the Board at its next meeting after each Audit Committee meeting.

      The following are functions of the Audit Committee in carrying out its oversight function.

1.  Selection and Compensation of the Outside Auditors

      The Audit Committee shall have the sole authority and direct responsibility to select, evaluate and, where appropriate, replace the outside auditors. In connection therewith, the Audit Committee is responsible for determining the engagement terms and fees of the outside auditors and for resolving disputes between management and the outside auditors regarding financial reporting.

2.  Pre-Approval of Audit and Non-Audit Services

      All auditing services provided to the Company by the outside auditors shall be pre-approved by the Audit Committee.

      Additionally, the Audit Committee or one or more of its members shall review any non-audit services provided to the Company by its outside auditors and, except for certain de minimis services to the extent permitted by law, shall pre-approve any such non-audit services. The Audit Committee shall be responsible for determining the engagement terms and fees of any non-audit services to be provided by the outside auditors. The Audit Committee shall not approve the engagement of the Company’s outside auditors to perform any non-audit services that are prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended, or any rules promulgated thereunder.

      The decisions of any member of the Audit Committee to whom authority is delegated to approve any activity by the outside auditors shall be presented to the full Audit Committee at its next meeting.

      The Audit Committee shall consider whether the outside auditors’ performance of any proposed non-audit services is compatible with the outside auditors’ independence.

3.  Meetings with and Reports from Outside Auditors and Internal Auditors

      (a) The Audit Committee shall periodically meet with management, the internal auditors and the outside auditors in separate executive sessions.

      (b) The Audit Committee shall review and discuss with management and the outside auditors the audited financial statements and related footnotes and the Management’s Discussion and Analysis to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K). Such review and discussion shall include the analysis and judgment of management and the outside auditors about the appropriateness and quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee shall review and consider with management and the outside auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61. The Audit Committee shall recommend to the Board whether, based on the review and discussions described herein, the financial statements should be included in the Company’s Annual Report on Form 10-K.

      (c) The Audit Committee shall review and discuss with management and the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission. This review will occur prior to each filing by the Company of its Quarterly Report on Form 10-Q.

      (d) The Audit Committee shall review and discuss with management and the outside auditors the accounting policies and assumptions which may be viewed as critical, the alternative treatments of financial information within generally accepted accounting principles that the outside auditors have discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors. The Audit Committee shall review and discuss with management and the outside auditors any significant changes in the accounting policies of the Company and accounting and financial reporting pronouncements and proposed rules that may have a significant impact on the Company’s financial reports.

      (e) The Audit Committee shall review and discuss with management and the outside auditors (i) any financial or non-financial arrangements of the Company which do not appear on the financial statement of the Company but are necessary to understand how significant aspects of the Company’s business are conducted; and (ii) material transactions or courses of dealing with parties related to the Company.

      (f) The Audit Committee will meet with the internal auditors to discuss and review summaries of significant reports to management prepared by them, such as those detailing audit problems or difficulties, if any, and management’s responses thereto.

      (g) At least annually, the Audit Committee shall obtain and review a report by the outside auditors describing the following: (i) the outside auditors’ internal quality control procedures; and (ii) any material issues raised by the most recent internal quality control review, or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years respecting one (1) or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

      (h) The Audit Committee shall evaluate the qualifications, performance and independence of the outside auditors and the lead audit partner (including the rotation of the lead audit partner) and present the conclusions of the Audit Committee to the entire Board. In evaluating the outside auditors, the Audit Committee shall consider whether it is appropriate to rotate outside auditing firms.

      (i) The Audit Committee shall: (i) request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1; (ii) discuss with the outside auditors any such disclosed relationship and its impact on the outside auditors’ independence; and (iii) determine any appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

      1 De minimis services are defined in Section 202 of the Sarbanes-Oxley Act (Section 10A(i)(1)(B) of the Securities Exchange Act) as services that meet the following criteria: (1) all such services must in the aggregate constitute no more than 5% of the revenues paid by the company to the outside auditor; (2) such services must not have been recognized by the company as non-audit services at the time of the engagement for such services and (3) such services are brought to the attention of the audit committee (or one or more members of the committee to whom the approval of such services has been delegated) and are approved by the committee or such members(s) before the completion of such services.

      (j) The Audit Committee shall meet separately with the outside auditors, with and without management present, to discuss the results of their audits, including any audit problems or difficulties and management’s response, as well as the responsibilities, budget and staffing of the Company’s internal audit function.

      (k) The Audit Committee shall review and discuss with management, the outside auditors and the Company’s Chief Financial Officer, the adequacy and effectiveness of the Company’s internal controls, including the Company’s legal and regulatory compliance programs and the application of the Company’s code of ethics to the senior financial officers. The Audit Committee shall review and discuss the Company’s legal and regulatory compliance programs with the Company’s General Counsel.

      (l) The Audit Committee shall review and discuss the Company’s guidelines and policies to govern the process by which risk assessment and risk management is undertaken and its programs for monitoring and controlling major financial risks.

      (m) The Audit Committee shall review and discuss with the Company’s Chief Executive Officer and Chief Financial Officer their evaluation of the Company’s disclosure controls and procedures.

4.  Other Matters

(a) Legal Proceedings and Contingent Liabilities

      The Audit Committee shall review with management material and pending or overtly threatened legal proceedings involving the Company and other material contingent liabilities.

(b) Press Releases and Information Provided to Analysts and Ratings Agencies

      The Audit Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (through a discussion of the types of information to be disclosed and the types of presentations to be made). In addition, the Audit Committee may delegate the review of individual press releases or presentations to the Audit Committee’s chairman or another member of the Audit Committee.

(c) Proxy Statement Report

      The Audit Committee shall prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for the election of members of the Board of Directors. The report will address all issues required by the Securities and Exchange Commission.

(d) Procedures for Employee Complaints and Concerns

      The Audit Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(e) Hiring Practices for Employees of Outside Auditor

      The Audit Committee shall set clear hiring practices for employees or former employees of the outside auditors; such practices to be in accordance with applicable federal securities laws.

(f) Annual Self-Evaluation

      The Audit Committee shall perform an annual self-evaluation to determine the extent to which it fulfilled its obligations as described in this Charter or otherwise required by applicable listing standards, regulations or law.

APPENDIX B

SEQUA CORPORATION

2003 Six Sigma Restricted Stock Plan

1.     Purpose

      The purpose of the 2003 Six Sigma Restricted Stock Plan (the “Plan”) is to reward those employees of Sequa Corporation (the “Company”) or any of its wholly-owned subsidiaries (“Subsidiaries”) who successfully complete certain levels of the Operational Six Sigma Training Program by awarding them shares of Class A common stock of the Company (the “Stock”). The acquisition of a proprietary interest in the Company through ownership of the Stock will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its Subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its Subsidiaries and encourage such persons to participate in the Operational Six Sigma Training Program.

2.     Administration of the Plan.

      (a) The Plan shall be administered by a committee (the “Committee”) appointed from time to time by the Board of Directors of the Company, which Committee shall consist of not less than two members and shall be initially composed of the President of the Company and the Vice President, Operational Excellence of the Company.

      (b) Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to determine which employees have successfully completed the relevant Operational Six Sigma Training Program, (ii) to determine the time or times when each award will be granted, (iii) to adopt, amend and rescind such rules and regulations as the Committee deems advisable in the administration of the Plan , (iv) to construe and interpret the Plan, the rules and regulations adopted hereunder, and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.     Shares of Stock Subject to the Plan.

      (a) Except as provided in subparagraph 3(b) hereof, the number of shares that may be issued or transferred pursuant to grants of awards under this Plan shall not exceed 50,000 shares of the Company’s Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an award which for any reason is forfeited or terminated may again be subject to an award under the Plan.

      (b) In the event that the Compensation Committee of the Board of Directors of the Company shall determine that any dividend in shares of Stock, Stock split, reverse split, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees (as defined below) under the Plan, then the Compensation Committee shall make such equitable changes and adjustments as it deems appropriate in (i) the number and kind of shares which may thereafter be issued under the Plan and (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding awards under the Plan. Any new or additional shares of Stock or other securities received by virtue of such adjustment shall be subject to the same terms, conditions and restrictions as the shares of Stock giving rise to such adjustment.

4.     Eligibility

      Awards may be granted only to those employees of the Company or its Subsidiaries who have completed relevant Operational Six Sigma Training Programs (an “Eligible Employee”), as determined by the Committee in its sole discretion. Participants in the “Design for Six Sigma” training program are not eligible for awards under this Plan.

5.     Duration of the Plan.

      Subject to the provisions of paragraph 14 hereof, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been granted under the Plan, provided that no awards may be granted after August 28, 2013.

6.     Awards.

      The following awards may be granted to Eligible Employees:

      (a) Those employees who have been certified as a Black Belt by the Committee pursuant to the Operational Six Sigma Training Program will be eligible for an award of 100 shares of Stock.

      (b) Those employees who have been certified as a Master Black Belt by the Committee pursuant to the Operational Six Sigma Training Program will be eligible for an award of 500 shares of Stock.

      The Committee may in its sole discretion determine that an Eligible Employee or Eligible Employees will be granted fewer than the number of shares set forth in (a) or (b) above, whichever is applicable, or no shares at all.

7.     Restrictions on Stock

      All Stock awarded to an Eligible Employee under this Plan shall be restricted as follows and may not be transferred, pledged, assigned, sold or otherwise encumbered or disposed of while any of such restrictions remain in force. Such restrictions shall remain in force until the later of:

      (a) The first anniversary of the date the Stock is issued to the Eligible Employee, in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended.

      (b) The earlier of (i) the applicable anniversary (as determined below) of the date the award is granted to the Eligible Employee or (ii) the date the restriction period under subparagraph 7(b)(i) hereof terminates pursuant to paragraph 8.

      For purposes of subparagraph 7(b)(i) above, the applicable anniversary shall be: (i) in the case of an Eligible Employee who had completed Black Belt training but not Master Black Belt training as of the date the award is granted, the second anniversary of the date the award is granted, and (ii) in the case of an Eligible Employee who had completed Master Black Belt training as of the date the award is granted, the third anniversary of the date the award is granted.

8.     Termination of Restrictions on Stock

      The applicable restriction period under subparagraph 7(b)(i) hereof shall immediately terminate and (subject to the restriction period set forth in subparagraph 7(a) hereof, which may not be terminated), the previously restricted Stock may thereupon be transferred, pledged, assigned, sold or otherwise encumbered or disposed of, with respect to an Eligible Employee who:

      (a) Dies while employed by the Company or any parent or Subsidiary;

      (b) Retires with the consent of the Company or any parent or Subsidiary; or

      (c) Is employed by a Subsidiary or by a business unit of the Company or a business unit of a Subsidiary that is sold by the Company.

9.     Forfeiture of Stock

      An Eligible Employee will forfeit all Stock that has been issued to him or her under the Plan and that remains restricted, in accordance with paragraph 7 hereof, in the event that she or he has ceased to be employed by the Company or any parent or Subsidiary unless such termination of employment occurs by reason of retirement with the consent of the Company, death or the sale by the Company of the Subsidiary or business unit of the Company or Subsidiary which employs the Eligible Employee. Awards shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or any parent or Subsidiary.

10.     Legending of Stock Certificates

      All certificates representing Stock issued pursuant to the Plan shall contain the following legend:

      The transferability of this certificate and the shares of Stock represented hereby are restricted by and subject to the terms and conditions (including forfeiture) of Sequa Corporation’s 2003 Six Sigma Restricted Stock Plan. Copies of such Plan are on file in the offices of Sequa Corporation, 200 Park Avenue, New York, New York. The Shares represented by this certificate may not be sold or transferred unless they are registered under the Securities Act of 1933 or the Company has been furnished with an opinion of counsel satisfactory to it that no such registration is required. Notwithstanding the foregoing, in no event may these shares be sold or transferred prior to one (1) year from the date of issuance.

11.     Delivery and Return of Stock Certificates

      Certificates for Stock issued pursuant to the Plan shall be issued in the name of the applicable Eligible Employee on such date or dates during the first year of the restriction period as shall be determined by an appropriate officer of the Company and shall be held by the Company until the restricted period has expired pursuant to paragraphs 7 and 8 hereof. Thereafter, a certificate shall be delivered, without stock transfer tax, to the applicable Eligible Employee. Initially such certificates shall be legended when issued in accordance with paragraph 10 hereof. At the time a certificate is delivered to an Eligible Employee it shall be unlegended.

12.     Rights as Stockholder

      Subject to the restrictions hereunder, an Eligible Employee shall, during the period in which any Stock issued under the Plan is restricted, have all of the rights of a stockholder with respect to such Stock, including without limitation the right to vote the shares in any matter with respect to which the Stock is permitted to be voted and to collect all dividends that may be paid thereon.

13.     Legal Restrictions

      All Stock issued under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or transfer of shares hereunder, such shares may not be issued or transferred unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

14.     Amendment, Modification and Termination of the Plan

      (a) Subject to subparagraph 14(b) hereof, the Board of Directors may at any time amend, modify or terminate the Plan in any respect; provided, however, that no such action may affect the restrictions, terms and conditions applicable to Stock previously issued under the Plan.

      (b) Any increase in the number of shares of Stock that may be issued or transferred under the Plan (except as contemplated by subparagraph 3(b) hereof) and any other amendment or modification of the Plan for which stockholder approval is required under any applicable law or applicable rule or regulation of any governmental regulatory body or under the rules of any stock exchange on which the Stock is listed shall be subject to the approval of the Company’s stockholders.

15.     Effective Date of Plan

      The effective date of the Plan shall be August 28, 2003; subject, however, to approval of the Plan by a majority of votes cast at the annual meeting of the stockholders of the Company held in 2004, provided that the total vote cast represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. Subject to the express provisions of the Plan, awards may be granted under the Plan at any time and from time to time after the adoption of the Plan by the Board of Directors on August 28, 2003 and prior to the termination of the Plan; provided, however, that in the event that the Plan is not approved by stockholders of the Company as aforesaid, the Plan and all awards granted thereunder shall be and become null and void.

16.     No Right to Employment

      Nothing in the Plan or in any award granted hereunder shall confer any right to continue in the employ of the Company or any parent or subsidiary or interfere in any way with the right of the Company or any parent or subsidiary to terminate employment at any time.

17.     Taxes

      The Company or any Subsidiary is authorized to withhold amounts of withholding and other taxes due in connection with any award under the Plan, including without limitation from any issuance of Stock or from any payroll or other payment to an Eligible Employee, and to take such other action as the Committee may deem advisable to enable the Company and its Subsidiaries and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award under the Plan. This authority shall include authority to withhold or receive shares of Stock or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee’s tax obligations.

18.     Governing Law

      The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

APPENDIX C

SEQUA CORPORATION

2003 DIRECTORS’ STOCK AWARD PLAN

1.  PURPOSE

      The purpose of the 2003 Directors’ Stock Award Plan (the “Plan”) is to encourage and enable members of the Board of Directors of Sequa Corporation (the “Company”) who are not employed by the Company or any of its subsidiaries or affiliates (“Eligible Directors”) to acquire a proprietary interest, or increase an existing interest, in the Company through ownership of common stock of the Company. Such ownership will provide such Eligible Directors with a more direct stake in the future welfare of the Company and encourage them to remain with the Company.

2.  ADMINISTRATION OF THE PLAN

      (a) The Plan shall be administered by the Board of Directors of the Company (the “Board”).

      (b) Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion (i) to determine the Eligible Directors to be granted options and/or restricted stock, (ii) to determine the time or times when each option and each restricted stock award will be granted, (iii) to determine the number of shares subject to each option and the number of shares covered by each restricted stock award, (iv) to determine the option price of the shares subject to each option, which shall not be less than the minimum specified in subparagraph 5(a) hereof, (v) to determine the time or times when each option will become exercisable and the duration of the exercise period, (vi) to prescribe the terms and provisions of agreements, which need not be identical, evidencing options (“Stock Option Agreements”) and restricted stock (“Restricted Stock Agreements”) granted hereunder, (vii) to adopt, amend and rescind such rules and regulations as the Board deems advisable in the administration of the Plan, (viii) to construe and interpret the Plan, the rules and regulations adopted hereunder and the Stock Option Agreements and Restricted Stock Agreements, and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.  SHARES OF STOCK SUBJECT TO THE PLAN

      (a) Except as provided in subparagraph 3(b) hereof, the number of shares that may be issued or transferred pursuant to the exercise of options or pursuant to the grant of restricted stock awards under this Plan shall not exceed 50,000 shares of the Company’s Class A Common Stock (“Class A Common Stock”). Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any share subject to an option which for any reason expires or is terminated unexercised as to such share shall again be available for award under this Plan. Any share subject to a restricted stock award which for any reason is forfeited or terminated shall again be available for award under this Plan.

      (b) In the event that the Board shall determine that any dividends in shares of Class A Common Stock, split of Class A Common Stock, reverse split, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects shares of Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Directors under the Plan, then the Board shall make such equitable changes and adjustments as it deems appropriate in (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding options and restricted stock awards under the Plan, and (iii) the option price of shares covered by options. Any new or additional shares of Class A Common Stock or other securities received by virtue of such adjustment to a restricted stock award shall be subject to the same terms, conditions and restrictions as the shares of restricted stock giving rise to such adjustment.

4.  DURATION OF THE PLAN

      Subject to the provisions of paragraph 8 hereof, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to the exercise of options or issued pursuant to restricted stock awards granted under the Plan, provided that no options or restricted stock awards may be granted after December 10, 2013.

5.  OPTIONS

      Options shall be evidenced by Stock Option Agreements in such form, not inconsistent with the Plan, as the Board shall approve from time to time, which agreements shall be consistent with the following terms and conditions.

      (a) Option Price. The purchase price under each option shall be not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted.

      (b) Medium and Time of Payment. Stock purchased pursuant to a Stock Option Agreement shall be paid for (1) entirely in cash at the time of purchase, (2) entirely in shares by tendering and delivering to the Company shares of the Class A Common Stock or Class B Common Stock of the Company (“Class B Common Stock”) owned beneficially by the optionee and having an aggregate market value equal to the aggregate cash exercise price applicable to the optionee’s option, (3) partly in cash and partly in shares of Class A Common Stock or Class B Common Stock, or (4) by means of deferred payment from the proceeds of sales through a broker on the exercise date of some or all of the shares to which such exercise relates. The market value per share of such stock shall be the last sales price of the Class A Common Stock or Class B Common Stock, as the case may be, on the New York Stock Exchange on the day preceding the day on which the option is exercised (or if such stock was not traded on that date, then on the next preceding date on which such stock was traded). Upon receipt of payment, the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. No shares of Class A Common Stock or Class B Common Stock shall be accepted as full or partial payment for the exercise of an option hereunder unless such securities have been beneficially owned for a period of not less than one year by the person tendering them for payment.

      (c) Waiting Period and Term. No options may be exercised during the first twelve months of their respective terms other than in the event that death of the grantee occurs prior to the expiration of the twelve-month period. No option may be exercised after the expiration of ten (10) years from the date of grant of such option.

      (d) Partial Exercise. Partial exercise will be permitted from time to time, provided that no partial exercise may result in the issuance or transfer of less than one hundred (100) shares of Class A Common Stock.

      (e) Rights as a Stockholder. A recipient of options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      (f) Non-Assignability of Options. No option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the life of the recipient, options shall be exercisable only by him or her.

      (g) Effect of Termination of Status as a Director. An Eligible Director shall be deemed to have terminated his or her status as a director of the Company in a “Qualifying Termination” if the Eligible Director:

(i) Dies while in office,

(ii) Becomes mentally or physically disabled while in office and is unable as a result thereof to continue as a director of the Company,

(iii) Is not requested and/or nominated to run for reelection to the Board by a majority of the other directors, or

(iv) Runs for reelection to the Board but fails to be reelected by a plurality of the aggregate votes cast, in accordance with Article II, Section 3, of the Company’s Bylaws.

      In the event that an Eligible Director’s status as a director of the Company terminates in a Qualifying Termination other than by reason of death, the Eligible Director’s unexercised options (or portions thereof) shall expire on the date of Qualifying Termination, except for unexercised options (or portions thereof) that were exercisable on the date of Qualifying Termination, which shall expire unless exercised within a period of one year after the date of Qualifying Termination. In the event of the death of an optionee within the one-year period following Qualifying Termination, unexercised options (or portions thereof) that were exercisable on the date of Qualifying Termination shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of his or her death. In the event of the death of an optionee while a director of the Company, unexercised options (or portions thereof), whether or not they were exercisable on the date of death, shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of his or her death. In no event, however, shall an option be exercisable after the expiration of ten (10) years from the date the option was granted. In the event that an Eligible Director’s status as a director of the Company terminates for any reason other than a “Qualifying Termination,” the Eligible Director’s unexercised options (or portions thereof) shall expire on the date of termination of the Eligible Director’s status as a director of the Company.

6.  RESTRICTED STOCK

      (a) Grants of Restricted Stock. There shall be granted on January 15 of each calendar year beginning with 2004 (or if that day is not a business day, on the next succeeding business day) to each person who is an Eligible Director on the date of grant a number of shares of restricted stock having a market value equal to $10,000 (rounded to the nearest whole number of shares), unless the Board determines in its discretion prior to the grant date that a greater or lesser number of shares of restricted stock, or no shares of restricted stock, will be granted on that date. For this purpose, the market value of a share of restricted stock shall be the last sales price of the Class A Common Stock on the New York Stock Exchange on the day preceding the date of grant (or, if such stock was not traded on that date, then on the next preceding date on which the stock was traded). The Board shall have the full and final authority to grant shares of restricted stock to Eligible Directors at other times and in other amounts.

      (b) Restrictions on Restricted Stock. All shares of restricted stock granted to an Eligible Director under this Plan shall be restricted as follows and may not be transferred, pledged, assigned, sold or otherwise disposed of while any of such restrictions remain in force. Such restrictions shall remain in force until the first anniversary of the date of grant of the restricted stock award.

      (c) Termination of Restrictions on Stock. Notwithstanding the provisions of subparagraph 6(b) hereof, the applicable restrictions as set forth in subparagraph 6(b) hereof shall immediately terminate, and the previously restricted Class A Common Stock may thereupon be transferred, pledged, assigned, sold or otherwise disposed of, with respect to an Eligible Director whose status as a director of the Company terminates in a Qualifying Termination (as defined in subparagraph 5(g) hereof).

      (d) Forfeiture of Stock. An Eligible Director will forfeit all Class A Common Stock that has been issued to him or her under the Plan and that remains restricted in the event that his or her status as a director of the Company terminates for any reason other than a Qualifying Termination (as defined in subparagraph 5(g) hereof).

      (e) Legending of Stock Certificates. All certificates representing restricted stock issued pursuant to the Plan shall contain the following legend:

The transferability of this certificate and the shares of stock represented hereby are restricted by and subject to the terms and conditions (including forfeiture) of Sequa Corporation’s 2003 Directors’ Stock Award Plan. Copies of such Plan are on file in the offices of Sequa Corporation, 200 Park Avenue, New York, New York.

      (f) Delivery and Return of Stock Certificates. Certificates for Class A Common Stock issued pursuant to the Plan shall be issued in the name of the applicable Eligible Director on such date or dates during the first year of the restriction period as shall be determined by an appropriate officer of the Company and shall be held by the Company until the restriction period has expired pursuant to subparagraphs 6(b) and 6(c) hereof. Thereafter, a certificate shall be delivered, without stock transfer tax, to the applicable Eligible Director. Initially, such certificates shall be legended when issued in accordance with subparagraph 6(e) hereof. At the time a certificate is delivered to an Eligible Director, it shall be unlegended.

      (g) Rights as a Stockholder. Subject to the restrictions hereunder, an Eligible Director shall, during the period in which any Class A Common Stock issued under the Plan is restricted, have all of the rights of a stockholder with respect to such stock, including, without limitation, the right to vote the shares in any matter with respect to which the stock is permitted to be voted and to collect all dividends that may be paid thereon.

7.  LEGAL RESTRICTIONS

      All Class A Common Stock issued under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or transfer of shares hereunder, such shares may not be issued or transferred unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

8.  AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

      (a) Subject to subparagraph 8(b) hereof, the Board may at any time amend, modify or terminate the Plan in any respect; provided, however, that no such action may affect the restrictions, terms and conditions applicable to Class A Common Stock or options previously issued under the Plan without the consent of the applicable Eligible Director.

      (b) Any increase in the number of shares of Class A Common Stock that may be issued or transferred under the Plan (except as contemplated by subparagraph 3(b) hereof) and any other amendment or modification of the Plan for which stockholder approval is required under any applicable law or applicable rule or regulation of any governmental regulatory body or under the rules of any stock exchange on which the Class A Common Stock is listed shall be subject to the approval of the Company’s stockholders.

9.  EFFECTIVE DATE OF PLAN

      The effective date of the Plan shall be December 11, 2003, subject, however, to the approval of the Plan by a majority of votes cast at the annual meeting of the stockholders of the Company held in 2004, provided that the total vote cast represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. Options and restricted stock may be granted pursuant to the Plan prior to such approval by stockholders, provided, however, that if the Plan is not approved by stockholders as aforesaid, all such grants shall become null and void.

10.  GOVERNING LAW

      The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

ADMISSION TICKET

SEQUA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2004 11:00 a.m.

270 Park Avenue
11th Floor
New York, New York

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 13, 2004.

I plan to attend the Annual Meeting of Stockholders of Sequa Corporation on May 13, 2004.

Signature

Please print/type full name as it appears on proxy card

Address:

Stock Ownership: Class A	Class B	Preferred

Please check all that apply

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL FIRST CLASS PERMIT NO. 2596 NEW YORK, N.Y. POSTAGE WILL BE PAID BY ADDRESSEE SEQUA CORPORATION ATTN: CORPORATE SECRETARY 200 PARK AVENUE NEW YORK, NY 10164-1882

ADMISSION TICKET
SEQUA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2004 11:00 a.m.
270 Park Avenue on the 11th Floor
New York, New York

If you plan to attend the Annual Meeting, please mark
the notification box on the bottom portion of this card.

You must present this portion of the card in order to be admitted to the Sequa Corporation Annual Meeting on May 13, 2004.

Please note: The number(s) specified above refer(s) to the number of shares. Class A Common Stock and $5.00 Cumulative
Convertible Preferred Stock are each entitled to one vote per share. Class B Common Stock is entitled to ten votes per share.

- PLEASE DETACH HERE  -

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR all nominees listed in Item 1 below and FOR Items 2, 3 and 4.

1. Election of Directors:

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

Nominees:	Messrs. (01) Alexander, (02) Barr, (03) Dworman, (04) Gottesman, (05) LeFrak, (06) Quicke, (07) Schafler, (08) Sovern, (09) Sullivan, (10) Tsai and (11) Weinstein

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s number in the space provided below.)

Exceptions*

	FOR	AGAINST	ABSTAIN

2. Approve the 2003 Six Sigma Restricted Stock Plan	☐	☐	☐

3. Approve the 2003 Directors Stock Award Plan	☐	☐	☐

4. Ratify appointment of Ernst & Young LLP as independent auditors for 2004	☐	☐	☐

I plan to attend the meeting.		☐

Please note change of address.		☐

S C A N L I N E

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date Share Owner sign here	Co-Owner sign here

SEQUA CORPORATION

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of
Sequa Corporation — May 13, 2004

     The undersigned hereby appoints Norman E. Alexander, John J. Quicke and Martin Weinstein, or any of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at 270 Park Avenue on the 11th Floor, New York, New York 10017 at 11:00 a.m. and any adjournment or postponement thereof all shares of Class A and Class B Common Stock and $5 Cumulative Convertible Preferred Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

     This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR all nominees in Item 1and FOR Items 2, 3, and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)

SEQUA CORPORATION
P.O. BOX 11180
NEW YORK, N.Y. 10203-0180